UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

SCHEDULE 14C
(Rule 14c-101)

___________________________

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

MACH NATURAL RESOURCES LP
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

MACH NATURAL RESOURCES LP
14201 Wireless Way, Suite 300
Oklahoma City, Oklahoma 73134

NOTICE OF UNITHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

May 24, 2024

Dear Unitholder:

Mach Natural Resources LP (the “Company,” “our” or “we”) is delivering this Notice and the accompanying Information Statement to inform our unitholders that, on May 13, 2024, BCE-Mach Aggregator LLC, Mach Resources LLC, and other entities beneficially owned and controlled by Tom L. Ward (collectively, the “Consenting Unitholders”), who hold approximately 86.2% of our outstanding common units (the “Common Units”), approved by written consent, in lieu of a meeting of unitholders, a proposal to approve and adopt an amendment to the Amended and Restated Agreement of Limited Partnership of the Company, dated as of October 27, 2023 (the “Partnership Agreement”), to extend the time by which the Company must make quarterly cash distributions to unitholders from 60 days after the end of each Quarter (as defined in the Partnership Agreement) to 90 days.

On May 13, 2024, the board of directors of Mach Natural Resources GP LLC (in its capacity as general partner of the Company, the “General Partner”) unanimously approved, and recommended that our unitholders approve, the form of Amendment No. 1 to the Partnership Agreement (the “Amendment”).

As the action set forth in this Notice and the accompanying Information Statement has been duly authorized and approved by our General Partner and the written consent of the holders of a majority of our issued and outstanding Common Units, as further detailed in this Information Statement, your vote or consent is not requested or required to approve the action.

Subject to certain exceptions not applicable here, if authorized by the General Partner, Section 13.11 of the Partnership Agreement permits any action that may be taken at a meeting of the unitholders to be taken without a meeting if an approval in writing setting forth the action so taken is signed by unitholders owning not less than the minimum percentage of the Outstanding Units (as defined in the Partnership Agreement) that would be necessary to authorize or take such action at a meeting at which all the unitholders were present and voted. All necessary approvals and requirements under the Partnership Agreement by the General Partner and, as a result of the approval by written consent of the Consenting Unitholders, the unitholders, in connection with the adoption of the Amendment have been or will be obtained or met when the Amendment is executed. See the section entitled “Outstanding Voting Securities and Consenting Unitholders” for additional information. The accompanying Information Statement is provided solely for your information, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.

You are urged to read the accompanying Information Statement in its entirety.

The accompanying Information Statement is being mailed on or about May 24, 2024 to unitholders of record as of the close of business on May 13, 2024. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Amendment will become effective no sooner than 20 calendar days after the mailing of the accompanying Information Statement.

We thank you for your continued support.

Very truly yours,
/s/ Tom L. Ward
Tom L. Ward
Chief Executive Officer

NOTICE ABOUT INFORMATION CONTAINED IN THIS INFORMATION STATEMENT

You should assume that the information in this Information Statement or any supplement is accurate only as of the date on the front page of this Information Statement. Our business, financial condition, results of operations and prospects may have changed since that date and may change again.

i

MACH NATURAL RESOURCES LP

INFORMATION STATEMENT

May 24, 2024

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

Mach Natural Resources LP (the “Company,” “our” or “we”) is delivering this Notice and the accompanying Information Statement to inform our unitholders that, on May 13, 2024, BCE-Mach Aggregator LLC, Mach Natural Resources LLC, and other entities beneficially owned and controlled by Tom L. Ward (collectively, the “Consenting Unitholders”), who hold approximately 86.2% of our outstanding common units (the “Common Units”), approved by written consent, in lieu of a meeting of unitholders, a proposal to approve and adopt an amendment to the Amended and Restated Agreement of Limited Partnership of the Company, dated as of October 27, 2023 (the “Partnership Agreement”), to extend the time by which the Company must make quarterly cash distributions to unitholders from 60 days after the end of each Quarter (as defined in the Partnership Agreement) to 90 days.

On May 13, 2024, the board of directors (the “Board”) of Mach Natural Resources GP LLC (in its capacity as general partner of the Company, the “General Partner”) unanimously approved, and recommended that our unitholders approve, the form of Amendment No. 1 to the Partnership Agreement (the “Amendment”), a copy of which is attached hereto as Annex A.

The written consent of the Consenting Unitholders was effected in accordance with Section 13.11 of the Partnership Agreement, which permits, if authorized by the General Partner, any action that may be taken at a meeting of the unitholders to be taken without a meeting if an approval in writing setting forth the action so taken is signed by unitholders owning not less than the minimum percentage of the Outstanding Units (as defined in the Partnership Agreement) that would be necessary to authorize or take such action at a meeting at which all the unitholders were present and voted.

As the Amendment has been duly authorized and approved by our General Partner and the written consent of the holders of a majority of our issued and outstanding Common Units, your vote or consent is not requested or required to approve the action.

This Information Statement will be mailed on or about May 24, 2024 to holders of our outstanding Common Units of record as of the close of business on May 13, 2024, which we refer to as the “record date” for mailing. On that date, there were 95,000,000 Common Units outstanding. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the action will become effective on or after June 13, 2024, which is 20 calendar days following the date on which we first mail this Information Statement to our unitholders.

This Information Statement contains a summary of the material aspects of the actions relating to the Amendment approved by the Board and the holders of a majority of our issued and outstanding Common Units.

We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement.

Notice Pursuant to Section 13.11 of the Partnership Agreement

Pursuant to Section 13.11 of the Partnership Agreement, the Company is required to provide prompt notice of the taking of action without a meeting to the Company’s unitholders who have not approved the action in writing. This Information Statement serves as the notice required by Section 13.11 of the Partnership Agreement.

FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this Information Statement, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Information Statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Should one or more of the risks or uncertainties described in this Information Statement occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this Information Statement are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Information Statement.

ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being furnished to you pursuant to the requirements of the Exchange Act and the Partnership Agreement to notify you of an action taken by the holders of a majority of our issued and outstanding Common Units pursuant to a written consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect this action as early as possible to accomplish the purposes described below, the Board elected to seek the written consent of the holders of a majority of our issued and outstanding Common Units in lieu of a special meeting. We are making this Information Statement available to you on or about May 24, 2024. The Company is not soliciting your proxy or consent and you are not being asked to take any action in connection with this Information Statement.

Who is entitled to notice?

Each holder of record of outstanding Common Units as of the close of business on May 13, 2024, the record date, other than the Consenting Unitholders who executed and delivered to the Company the written consent, is entitled to notice of the action to be taken pursuant to the written consent.

What actions were approved by the written consent of the Consenting Unitholders and what constitutes the majority of the Company’s Common Units?

Pursuant to a written consent dated May 13, 2024, the holders of a majority of our issued and outstanding Common Units authorized, approved and adopted, in accordance with Section 13.11 of the Partnership Agreement, a proposal to approve and adopt the Amendment to extend the time by which the Company must make quarterly cash distributions to unitholders from 60 days after the end of each Quarter to 90 days.

The unitholders entitled to vote on the action taken consist of the vote of the holders of a majority of the Company’s issued and outstanding Common Units as of the record date. As of the record date, there were 95,000,000 Common Units issued and outstanding. Each Common Unit entitles the holder thereof to one vote on each matter submitted to our unitholders. As of the record date, the Consenting Unitholders held approximately 81,866,144 Common Units, which represents approximately 86.2% of our outstanding Common Units.

OUTSTANDING VOTING SECURITIES AND CONSENTING UNITHOLDERS

Subject to certain exceptions not applicable here, if authorized by the General Partner, Section 13.11 of the Partnership Agreement permits any action that may be taken at a meeting of the unitholders to be taken without a meeting if an approval in writing setting forth the action so taken is signed by unitholders owning not less than the minimum percentage of the Outstanding Units (as defined in the Partnership Agreement) that would be necessary to authorize or take such action at a meeting at which all the unitholders were present and voted.

As of the record date, there were 95,000,000 Common Units issued and outstanding. Each Common Unit entitles the holder thereof to one vote on each matter submitted to our unitholders. As of the record date, the Consenting Unitholders held approximately 81,866,144 Common Units, which represents approximately 86.2% of our outstanding Common Units.

On May 13, 2024, pursuant to a written consent, the Board unanimously approved, and recommended that our unitholders approve, the Amendment. On May 13, 2024, pursuant to a written consent, the Consenting Unitholders authorized, approved and adopted, in accordance with Section 13.11 of the Partnership Agreement, a proposal to approve and adopt the Amendment.

Further, prior to the execution of the Amendment, pursuant to Section 13.3(d), the Company expects to receive an Opinion of Counsel (as defined in the Partnership Agreement) to the effect that the Amendment will not affect the limited liability of any unitholder under applicable partnership law of the state under whose laws the Company is organized.

Accordingly, all necessary approvals and requirements under the Partnership Agreement by the General Partner and, as a result of the approval by written consent of the Consenting Unitholders, the unitholders, in connection with the adoption of the Amendment have been or will be obtained or met when the Amendment is executed, and no further unitholder action will be required for approval. Pursuant to Rule 14c-2 of the Exchange Act, the Amendment will become effective on or after June 13, 2024, which is 20 calendar days following the date on which we first mail this Information Statement to our unitholders.

THE AMENDMENT

The following is a brief summary of the Amendment (capitalized terms used but not defined herein have the meanings ascribed thereto in the Partnership Agreement). However, the following summary is not a substitute for reviewing the Amendment, the form of which is attached as Annex A to this Information Statement. You should read this summary in conjunction with that document.

The purpose of the Amendment is to extend the time by which the Company must make quarterly cash distributions to unitholders from 60 days after the end of each Quarter to 90 days. The Company and the Board desire to effectuate the Amendment in order to (i) more effectively match actual quarterly financial results to the amount of distributions declared by the Board and (ii) allow adequate time to meet required days between distribution declaration, record date and pay date.

Our General Partner’s directors and executive officers have no substantial interests, directly or indirectly, in the Amendment, except to the extent of their ownership of Common Units and securities convertible or exercisable for Common Units, which Common Units and securities would be subject to the same rights regarding distributions of the Company in accordance with the terms of the Partnership Agreement, as amended, as are all other outstanding Common Units and securities convertible into or exchangeable for the Common Units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information about the beneficial ownership of our Common Units as of May 13, 2024:

•        each unitholder known by us to beneficially hold 5% or more of our Common Units;

•        each of our General Partner’s directors and executive officers at any time since the beginning of the last fiscal year; and

•        all of our General Partner’s directors and executive officers as a group.

The ownership percentage is based on 95,000,000 Common Units outstanding as of May 13, 2024. Except as otherwise indicated in the footnotes below, each of the unitholders named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such unitholder, subject to community property laws where applicable. Unless otherwise indicated in the footnotes below, the address for each of the beneficial owners is c/o Mach Natural Resources LP, 14201 Wireless Way, Suite 300, Oklahoma City, OK 73134.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Investment funds managed by Bayou City Energy Management LLC(1)	68,226,633	71.8%
Tom L. Ward(2)	13,639,511	14.3%
Kevin R. White(3)	698,299	* %
Daniel T. Reineke, Jr(4)	767,054	* %
Michael Reel(5)	138,125	* %
William McMullen(6)	68,226,633	71.8%
Edgar R. Giesinger	—	—
Stephen Perich	—	—
Frank A. Keating	—	—
All executive officers and directors as a group (8 persons)	83,469,622	87.8%

____________

*        Less than 1%.

(1)      Represents the Common Units held by BCE-Mach Aggregator LLC (“BCE Aggregator”). Investment funds managed by Bayou City Energy Management LLC controls the investment decisions of BCE Aggregator and William McMullen has management control over these investment funds and accordingly may be deemed to share beneficial ownership of the Common Units held by BCE Aggregator. William McMullen disclaims beneficial ownership of such Common Units. The principal address for each of the above referenced entities is c/o Bayou City Energy, L.P., 1201 Louisiana Street Suite 3308, Houston, TX 77002.

(2)      Includes Common Units held through Mach Resources LLC (“Mach Resources”), over which Mr. Ward has control, and Common Units held in trust through the Tom L Ward 1992 Revocable Trust. Does not include Common Units owned by certain other trusts affiliated with Mr. Ward, which are not controlled by Mr. Ward, but for which an employee of Mach Resources serves as the trustee. Such Common Units owned by trusts affiliated with Mr. Ward currently represent approximately 1.7% of our outstanding Common Units. Does not include grants under the long-term incentive plan which have yet to vest.

(3)      Does not include grants under the long-term incentive plan which have yet to vest.

(4)      Mr. Reineke departed the Company effective April 19, 2024. Includes (i) 698,299 Common Units and (ii) 68,755 phantom units. In connection with Mr. Reineke’s departure, such phantom units were deemed to have vested on April 19, 2024, and the Company must settle such phantom units for Common Units within 60 days of such date. Please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 9, 2024 for additional information.

(5)      Does not include grants under the long-term incentive plan which have yet to vest.

DISSENTER’S RIGHTS OF APPRAISAL

The Company’s unitholders are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or applicable Delaware law in connection with the matters discussed in this Information Statement.

OTHER MATTERS

Proposals by Security Holders

No unitholder proposals are included in this Information Statement.

Effective Dates

Pursuant to Rule 14c-2 of the Exchange Act, the Amendment will become effective on or after June 13, 2024, which is 20 calendar days following the date on which we first mail this Information Statement to our unitholders.

Expenses

We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of units for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.

Unitholders Sharing an Address

We will deliver only one Information Statement to multiple unitholders sharing an address unless we have received contrary instructions from one or more of the unitholders. We undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a unitholder at a shared address to which a single copy of this Information Statement is delivered. A unitholder can notify us that the unitholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple unitholders sharing an address receive multiple Information Statements and wish to receive only one, such unitholders can notify us at the address or phone number set forth above.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website, www.sec.gov, or our website, ir.machnr.com. You can request copies of such documents or the Information Statement by making written or telephone requests for such copies to:

Mach Natural Resources LP
Attention: Investor Relations
14201 Wireless Way, Suite 300
Oklahoma City, Oklahoma 73134

You should rely only on the information provided in this Information Statement. You should not assume that the information in this Information Statement is accurate as of any date other than the date of this document. We have not authorized anyone else to provide you with any information.

Annex A

AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
MACH NATURAL RESOURCES LP

This AMENDMENT NO. 1 (this “Amendment”) is made on            , 2024, to that certain Amended and Restated Agreement of Limited Partnership of Mach Natural Resources LP (the “Partnership”), dated as of October 27, 2023, (as supplemented or amended from time to time, the “Partnership Agreement”), by and between Mach Natural Resources GP LLC, a Delaware limited liability company (in its capacity as general partner of the Partnership, the “General Partner”) and BCE-Mach Aggregator LLC, a Delaware limited liability company, as the Organizational Limited Partner, together with the other Persons who have become Partners in the Partnership as provided by the Partnership Agreement (together with the General Partner, the “Partners”). Capitalized words and phrases used in this Amendment but not defined herein shall have the meanings set forth in the Partnership Agreement.

R E C I T A L S:

WHEREAS, the Partners entered into the Partnership Agreement on October 27, 2023;

WHEREAS, this Amendment was duly adopted by the General Partner in accordance with Section 18-404(d) of the Delaware Limited Liability Company Act and Section 17-405(d) of the Delaware Revised Uniform Limited Partnership Act, and was approved by the written consent of Limited Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted in accordance with Section 13.11 of the Partnership Agreement, with such amendments as described herein;

WHEREAS, the board of directors of the General Partner duly adopted resolutions by unanimous written consent declaring advisable this Amendment and directed that the proposed Amendment be considered by the Limited Partners of the Partnership. The Amendment was duly authorized by Limited Partners owning not less than the minimum percentage of the Outstanding Units and duly noticed to all unitholders not signing the written consent in accordance with Section 13.11 of the Partnership Agreement;

WHEREAS, pursuant to Section 13.3(d) of the Partnership Agreement, the Partnership received an Opinion of Counsel to the effect that this Amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized; and

WHEREAS, the General Partner has determined that, pursuant to Section 13.3 of the Partnership Agreement, no other consents or actions are required to effect this Amendment.

NOW THEREFORE, BE IT RESOLVED, that:

1.    Section 6.3(a) of the Partnership Agreement is hereby amended and restated in its entirety as follows:

“(a) Within 90 days following the end of each Quarter, commencing with the Quarter ending on December 31, 2023, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed in accordance with this Article VI by the Partnership to the holders of Common Units Pro Rata as of the Record Date selected by the General Partner. All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act and other applicable law, notwithstanding any other provision of this Agreement. For the avoidance of doubt, the General Partner Interest shall not be entitled to distributions made pursuant to this Section 6.3(a).”

Annex A-1

2.    Severability.    If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

3.    Applicable Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without regards to principles of conflict of laws).

4.    Counterparts.    This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

Annex A-2

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment on the date first written above.

GENERAL PARTNER:
MACH NATURAL RESOURCES GP LLC
By:
Name:	Tom L. Ward
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement of Limited Partnership of Mach Natural Resources LP]

Annex A-3